Product Prospectus Supplement to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]           Royal Bank of Canada
                       Senior Global Medium-Term Notes, Series C
                       Buffered Reverse Convertible Notes


                                  GENERAL TERMS

     Royal Bank of Canada may offer and sell buffered reverse convertible notes from time to time of any maturity. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this product prospectus supplement describe terms that will apply generally to the buffered reverse convertible notes, including any notes you purchase. A separate pricing supplement will describe terms that apply specifically to your notes, including any changes to the terms specified below. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

     The buffered reverse convertible notes are non-principal-protected notes linked to the performance of an underlying security (either an equity security or an exchange-traded fund ("ETF") linked to an equity security index), which we refer to as the Reference Stock, issued by a third party. The payment at maturity will be based on the performance of the Reference Stock during the term of the notes. Thus, for each note, you may receive at maturity: (i) any accrued and unpaid interest, and (ii) either the principal amount of the notes or, under the circumstances described below, a predetermined number of shares of the Reference Stock or, at our election, the cash value thereof based on the final price of that Reference Stock, plus an amount in cash equal to the principal amount times the Buffer Amount. The market value of shares of Reference Stock that may be delivered to you as the Physical Delivery Amount, or the cash value thereof, plus an amount in cash equal to the principal amount times the Buffer Amount, will be less than the principal amount of your notes. You could lose a substantial amount of your principal.

Issuer:                          Royal Bank of Canada ("Royal Bank").

Reference Stock:                 As specified in the relevant pricing supplement
                                 (either an equity security or ETF).

Interest rate (coupon):          As specified in the relevant pricing
                                 supplement.

Minimum Investment:              As specified in the relevant pricing
                                 supplement.

Denomination:                    Unless otherwise specified in the relevant
                                 pricing supplement, each note will be issued in denominations of $1,000 and integral multiples thereof.

Payment at Maturity:             Payment at maturity will be based on the
                                 performance of the Reference Stock specified in the relevant pricing supplement. For each $1,000 principal amount of the notes, you will receive $1,000 plus any accrued and unpaid interest at maturity unless the Final Reference
                                 Stock Price is less than the Barrier Price.

                                 If the Final Reference Stock Price is less than the Barrier Price then, at maturity you will receive, instead of the principal amount of the notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount, or, at our election, the Cash Delivery Amount, as calculated below, plus an amount in cash equal to the principal amount times the Buffer Amount. You will also receive at maturity any accrued and unpaid interest. If we deliver shares of the Reference Stock, fractional shares will be paid in cash.

                                 The market value of the Physical Delivery
                                 Amount or the Cash Delivery Amount, plus an amount in cash equal to the principal amount times the Buffer Amount will be less than the principal amount of the notes. Of your principal amount, you could lose as much as the Buffer Level.

Physical Delivery Amount:        Unless otherwise specified in the relevant
                                 pricing supplement, for each $1,000 principal amount of notes shall equal $1,000 divided by the Initial Reference Stock Price.

Cash Delivery Amount:            The amount in cash equal to the cash value of a
                                 number of shares of the Reference Stock equal to the Physical Delivery Amount. Unless otherwise specified in the relevant pricing supplement, the Cash Delivery Amount shall equal the product of the Physical Delivery
                                 Amount, as calculated above, multiplied by the Final Reference Stock Price.

Automatic Call Provisions:       If the Automatic Call feature is specified in
                                 the relevant pricing supplement as being "Applicable," then the following provisions shall apply to the notes.

                                     Automatic Call:        If, on the Call
                                                            Date, the closing
                                                            price of the
                                                            applicable Reference
                                                            Stock is greater
                                                            than the Call Price,
                                                            then the notes will
                                                            be automatically
                                                            called.

                                     Payment if Called:     If the notes are
                                                            automatically
                                                            called, then, on the
                                                            Call Settlement
                                                            Date, for each
                                                            $1,000 principal
                                                            amount, you will
                                                            receive $1,000 plus
                                                            any accrued and
                                                            unpaid interest to
                                                            but excluding the
                                                            Call Settlement
                                                            Date.

                                     Call Price:            As specified in the
                                                            relevant pricing
                                                            supplement.

                                     Call Date(s):          As specified in the
                                                            relevant pricing
                                                            supplement.

                                     Call Settlement Date:  As specified in the
                                                            relevant pricing
                                                            supplement.

Initial Reference Stock Price:   As specified in the relevant pricing
                                 supplement.

Final Reference Stock Price:     The closing price of one share of the Reference
                                 Stock on the valuation date or the arithmetic average of the closing prices of the Reference
                                 Stock on each of the valuation dates, or any other dates specified in the relevant pricing supplement, subject to anti-dilution adjustment.

Barrier Price:                   The Buffer Level times the Initial Reference
                                 Stock Price.

Buffer Level:                    Expressed as a percentage of the Initial
                                 Reference Stock Price and as specified in the relevant pricing supplement.

Buffer Amount:                   An amount equal to one minus the Buffer Level.

Valuation date(s):               The Final Reference Stock Price will be
                                 determined either on a single date, which we refer to as the observation date, or over several dates, each of which we refer to as an averaging date, as specified in the relevant pricing supplement. We refer to such dates generally as valuation dates in this product prospectus supplement. Unless otherwise specified in the relevant pricing supplement, the valuation date will be the third trading day prior to the maturity date, subject to extension for up to ten business days for market disruption events.

Maturity date:                   As specified in the relevant pricing
                                 supplement, subject to any prior automatic call, if applicable.

Interest payment dates:          As specified in the relevant pricing
                                 supplement, subject to any prior automatic call, if applicable.

Record dates:                    Unless otherwise specified in the relevant
                                 pricing supplement, five business days before each interest payment date.

Clearance and Settlement:        DTC global (including through its indirect
                                 participants Euroclear and Clearstream,
                                 Luxembourg as described under "Description of Debt Securities -- Ownership and Book-Entry
                                 Issuance" in the accompanying prospectus).

Listing: The Notes will not be listed on any securities exchange or quotation system.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page PS-1 to read about investment risks relating to the buffered reverse convertible notes. Unless otherwise specified in the applicable pricing supplement, the principal of the buffered reverse convertible notes is not protected and of your principal amount you could lose as much as the Buffer Level.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a buffered reverse convertible note. In addition, RBC Capital Markets Corporation or another of our affiliates may use this product prospectus supplement in a market-making transaction in a buffered reverse convertible note after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

              Product Prospectus Supplement dated December 1, 2008.

--------------------------------------------------------------------------------
In this product prospectus supplement, when we refer to the "notes", including your notes, we mean the buffered reverse convertible notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada. References to the "relevant pricing supplement" or the "applicable pricing supplement" mean the pricing supplement that describes the specific terms of your notes.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

     The buffered reverse convertible notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The buffered reverse convertible notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This product prospectus supplement summarizes financial and other terms that apply generally to the buffered reverse convertible notes, including your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

             Specific Terms Will Be Described in Pricing Supplements

     The specific terms of your notes will be described in the relevant pricing supplement accompanying this product prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus or prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement are controlling.

                                                 TABLE OF CONTENTS

Product Prospectus Supplement

Additional Risk Factors Specific to Your Notes.................................................................PS-1
General Terms of the Buffered Reverse Convertible Notes........................................................PS-8
Hypothetical Returns on Your Notes............................................................................PS-20
Use of Proceeds And Hedging...................................................................................PS-21
Reference Stock Issuer........................................................................................PS-22
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-24
Supplemental Discussion Of U.S. Federal Income Tax Consequences...............................................PS-26
Employee Retirement Income Security Act.......................................................................PS-32
Supplemental Plan of Distribution.............................................................................PS-33

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the Reference Stock to which your notes are indexed. You should carefully consider whether the buffered reverse convertible notes are suited to your particular circumstances. This product prospectus supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and any relevant pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and any relevant pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and prospectus supplement, before investing in the notes.
--------------------------------------------------------------------------------

Your Investment in the Notes May Result in a Loss.

     The notes only guarantee the return of your principal amount in amount equal to the Buffer Amount. You could lose a substantial amount of your principal. Your return of principal is protected only so long as the Final Reference Stock Price is not below the Barrier Price. Assuming that the Final Reference Stock Price is less than the Barrier Price, you will receive at maturity a number of shares of the Reference Stock equal to the Physical Delivery Amount (or, at our election, the cash value thereof), plus an amount in cash equal to the principal amount times the Buffer Amount. The market value of the shares of the Reference Stock delivered to you as the Physical Delivery Amount (or, at our election, the cash value thereof), plus an amount in cash equal to the principal amount times the Buffer Amount, will be less than the principal amount of your notes. You may lose a substantial amount of your principal.

Because you will not benefit from any appreciation in the Reference Stock above the Initial Reference Stock Price, you should not expect to receive a payment at maturity or upon an automatic call with a value greater than your principal amount, plus accrued and unpaid interest.

     At maturity or upon an automatic call, you will receive no more than the principal amount of your notes plus accrued and unpaid interest, and the total payment you receive over the term of the notes will not exceed the principal amount of your notes plus interest during the term of the notes. Accordingly, for each $1,000 principal amount note, you will not receive a payment at maturity with a value that exceeds $1,000 plus accrued and unpaid interest, or a total payment over the term of the notes of more than the principal amount plus, if the relevant pricing supplement provides, interest as specified in the relevant pricing supplement. Even if the Final Reference Stock Price exceeds the Initial Reference Stock Price, you will receive only the principal amount of the notes, despite the appreciation in the value of the Reference Stock.

Your Yield May Be Lower Than the Yield on a Standard Debt Security of Comparable Maturity.

     The yield that you will receive on your notes, which could be negative if the Final Reference Stock Price is less than the Barrier Price, may be less than the return you could earn on other investments. The total payment you receive over the term of the notes will not exceed the principal amount of your note(s) plus accrued and unpaid interest. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of Royal Bank with the same maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

There May Not Be an Active Trading Market for the Notes -- Sales in the Secondary Market May Result in Significant Losses.

     There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

     If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

     The buffered reverse convertible notes have not been designated for trading in the PORTAL system for the National Association of Securities Dealers, Inc.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

     The following factors, which are beyond our control, may influence the market value of your notes:

     o whether the Reference Stock closes at a price below the Barrier Price during the term of the notes and especially in close proximity to the valuation date(s);

     o    the likelihood of an automatic call (if applicable to your notes);

     o the volatility (i.e., the frequency and magnitude of changes) of the market price of the Reference Stock;

     o    the proximity in time to the next interest payment;

     o the dividend rate on the Reference Stock (while not paid to holders of the notes, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and may therefore affect the market value of the notes);

     o economic, financial, regulatory, political, military, judicial and other events that affect stock markets generally and the market segment of which the Reference Stock is a part, and which may affect the market price of the Reference Stock;

     o for notes linked to a Reference Stock that is an ETF, the dividend yields of the equity securities held by the ETF;

     o    interest and yield rates in the market; and

     o    the time remaining to maturity.

     These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the Reference Stock based on its historical performance.

If the Market Price of the Reference Stock Changes, the Market Value of Your Notes May Not Change in the Same Manner.

     Your notes may trade quite differently from the Reference Stock. Changes in the market price of the Reference Stock may not result in comparable changes in the market value of your notes. If the closing price of the Reference Stock on any trading day increases above the Initial Reference Stock Price, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stock to increase while the value of the notes declines.

The correlation between the performance of an ETF and its underlying index may be imperfect.

     The ETF that may comprise the Reference Stock of your notes may attempt to track the performance of an equity security index that underlies that ETF. Owning shares in an ETF is thus not the same as owning the underlying index, and there may be a discrepancy between the performance of the underlying index and the performance of the ETF linked to that index. Moreover, because the shares of the ETF are traded on stock exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from the net asset value per share of the ETF. Because of these potential discrepancies, the ETF return may not correlate perfectly with the return on the index to which the ETF is linked over the same period.

The Market Value of Your Notes Will Likely Decline at an Accelerated Rate as the Market Price of the Reference Stock Approaches and Drops Below the Barrier Price.

     When the closing price of the Reference Stock on any trading day declines from the Initial Reference Stock Price to a price near the Barrier Price for the first time, the market value of the notes will likely decline at a greater rate than the market value of the Reference Stock. If the Reference Stock closes at prices that are near or below the Barrier Price, we expect the market value of the notes to decline to reflect, among a number of factors, our right to potentially deliver to you at maturity a number of shares of the Reference Stock equal to the Physical Delivery Amount (or, at our election, the cash value thereof), plus an amount in cash equal to the principal amount times the Buffer Amount, with a value of less than 100% of the principal amount of your notes.

We Will Not Hold Shares of the Reference Stock for Your Benefit.

     The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Reference Stock acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the Reference Stock for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any Reference Stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive Stock at Maturity.

     Investing in your notes will not make you a holder of the Reference Stock. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the Reference Stock. In addition, we may, at our sole option, exchange your notes at maturity for a number of shares of the Reference Stock equal to the physical delivery amount (plus an amount of cash equal to the principal amount times the Buffer Amount). However, you will have no right to receive any shares of the Reference Stock in exchange for your notes at maturity, unless we, at our sole option, deliver shares.

Changes that Affect the Reference Stock will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

     Changes affecting the Reference Stock or the issuer of the Reference Stock, such as stock dividends, reorganizations or mergers, are reflected in the price of the Reference Stock and therefore could affect the amount payable on the notes at maturity and the market value of the notes prior to maturity or any automatic call. For notes linked to a Reference Stock that is an ETF, the policies concerning the calculation of the ETF, additions, deletions or substitutions of the securities comprising the ETF and the manner in which changes affecting such securities or the issuers of such securities, such as stock dividends, reorganizations or mergers, are reflected in the ETF, could affect the ETF and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity or any automatic call. The amount payable on the notes and their market value could also be affected if these policies are changed, for example by changing the manner in which the composition of securities underlying the ETF is calculated, or if calculation or publication of the ETF is suspended or discontinued, in which case it may become difficult to determine the market value of the notes.

     If events such as these occur, the calculation agent -- which initially will be The Bank of New York Mellon -- may adjust the Initial Reference Stock Price. See "General Terms of the Buffered Reverse Convertible Notes -- Anti-Dilution Adjustments" beginning on page PS-11. If the Final Reference Stock Price is not available because of a market disruption event or for any other reason, the calculation agent will determine the Final Reference Stock Price or fair market value of the notes -- and, thus, the amount payable at maturity in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by Royal Bank or its Affiliates in the Reference Stock, or in Options or Other Derivative Products Linked to the Reference Stock May Adversely Affect the Market Value of the Notes.

     As described below under "Use of Proceeds and Hedging" on page PS-20, we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Reference Stock and derivative instruments linked to the Reference Stock and we may adjust these hedges by, among other things, purchasing or selling Reference Stock or derivative instruments linked to the Reference Stock at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Reference Stock and, therefore, the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

     We or one or more of our affiliates may also engage in trading in the Reference Stock and enter into derivative transactions relating to the Reference Stock on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Reference Stock and, therefore, the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

We Have No Affiliation With the Issuer of the Reference Stock and Will Not Be Responsible for Any Disclosure by the Reference Stock Issuer.

     The issuer of the Reference Stock is not an affiliate of ours and is not involved in any of our offerings of notes pursuant to this product prospectus supplement in any way. Consequently, we have no control of the actions of the issuer of the Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity or, for notes linked to a Reference Stock that is an ETF, any changes in the policies concerning, among other things, the calculation or the composition of the securities underlying the ETF. The issuer of the Reference Stock has no obligation of any sort with respect to your notes. Thus, the Reference Stock issuer has no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuer of the Reference Stock.

     In addition, as we are not affiliated with the issuer of the Reference Stock, we do not assume any responsibility for the adequacy of the information about the Reference Stock or its issuer contained in this product prospectus supplement, any pricing supplement or in any of the Reference Stock issuer's publicly available filings. We are not responsible for such issuer's public disclosure of information on itself or the Reference Stock, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stock and its issuer.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

     As noted above, we and our affiliates expect to engage in trading activities related to the Reference Stock that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the Reference Stock, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Reference Stock, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates have published, and in the future expect to publish, research reports with respect to the issuer of the Reference Stock or, for notes linked to a Reference Stock that is an ETF, research reports on the equity securities included in an index to which an ETF is linked. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market price of the Reference Stock and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Reference Stock Price on the Maturity Date if a Market Disruption Event Occurs on the Valuation Date.

     The determination of the Final Reference Stock Price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date with respect to the Reference Stock. If such a postponement occurs, the calculation agent will use the closing price of the Reference Stock on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the valuation date be postponed by more than ten business days. As a result, the maturity date for the notes could also be postponed, although not by more than ten business days.

     If the determination of the Final Reference Stock Price is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Reference Stock Price will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Reference Stock Price that would have prevailed in the absence of the market disruption event. See "General Terms of the Buffered Reverse Convertible Notes -- Consequences of Market Disruption Events" beginning on page PS-10.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

     The calculation agent will, among other things, decide the amount of your payment at maturity on the notes. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent's role, see "General Terms of the Buffered Reverse Convertible Notes -- Role of Calculation Agent". The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Reference Stock has occurred. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Reference Stock Should Not Be Taken as an Indication of the Future Performance of the Reference Stock During the Term of the Notes.

     The market price of the Reference Stock will principally determine the value of the notes at maturity or the extent to which there occurs an automatic call. The historical performance of the Reference Stock does not necessarily give an indication of the future performance of the Reference Stock. As a result, it is impossible to predict whether the market price of the Reference Stock will rise or fall during the term of the notes. The market price of the Reference Stock will be influenced by complex and interrelated political, economic, financial and other factors.

You Will Have Limited Anti-dilution Protection.

     For notes linked to a Reference Stock that is an equity security, the Bank of New York Mellon, as calculation agent for your notes, will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Reference Stock issuer's capital structure, but only in the situations we describe in "General Terms of the Buffered Reverse Convertible Notes -- Anti-dilution Adjustments". The calculation agent will not be required to make an adjustment for every corporate event that may affect the Reference Stock. For example, the calculation agent will not adjust the Initial Reference Stock Price, the Barrier Price, or the Call Price for events such as an offering of the Reference Stock for cash by the Reference Stock issuer, a tender or exchange offer for the Reference Stock at a premium to its then-current market price by the Reference Stock issuer or a tender or exchange offer for less than all outstanding shares of the Reference Stock by a third party. Those events or other actions by the Reference Stock issuer or a third party may nevertheless adversely affect the market price of the Reference Stock and, therefore, adversely affect the value of your notes.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.

     The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

     In addition, because the tax disclosure in this product prospectus supplement has been prepared without regard to any particular offering of notes, the tax disclosure does not take into account the terms of any particular note. The U.S. federal income tax consequences of a note with terms that are not consistent with the assumptions made in the tax disclosure may be significantly different from the anticipated tax treatment discussed in this document. You should therefore not rely on the disclosure in this product prospectus supplement or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. There may also be other features or terms of any specific offering of notes that will cause the tax section in this product prospectus supplement to be inapplicable to any specific offering of notes.

     Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this product prospectus supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

     The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

     This product prospectus supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the buffered reverse convertible notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the buffered reverse convertible notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the buffered reverse convertible notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

             GENERAL TERMS OF THE BUFFERED REVERSE CONVERTIBLE NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Buffered Reverse Convertible Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer -- Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities -- Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

     In addition to the terms described on the front and inside cover of this product prospectus supplement, the following general terms will apply to the buffered reverse convertible notes, including your notes:

Specified Currency

     Unless otherwise specified in the relevant pricing supplement and unless we deliver shares of the Reference Stock at maturity, all payments of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

     The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

     Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

     o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below;

     o anti-dilution provisions will apply to your notes as described under "-- Anti-dilution Adjustments" below;

     o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below; and

     o a trading day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

     Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to Royal Bank in the relevant pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Reference Stock and Reference Stock Issuer

     In this product prospectus supplement, when we refer to the Reference Stock, we mean the class of securities or the shares of the ETF of the Reference Stock issuer specified in the relevant pricing supplement, and when we refer to the Reference Stock issuer, we mean that issuer, except as described under "-- Anti-dilution Adjustments -- Reorganization Events" and "--Anti-dilution Adjustments -- Distribution Property" below.

Automatic Call

     If the Automatic Call feature is specified in the relevant pricing supplement as being "Applicable," then the following provisions shall apply to the notes.

Automatic Call

     If, on the Call Date, the closing price of the applicable Reference Stock is greater than the Call Price, then the notes will be automatically called.

Payment if Called

     If the notes are automatically called, then, on the Call Settlement Date, for each $1,000 principal amount, you will receive $1,000 plus any accrued and unpaid interest to but excluding the Call Settlement Date.

Call Settlement Date

     The call settlement date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the call settlement date will be the next following business day. If the third trading day before the call settlement date is not the call date described below, however, then the call settlement date will be the third business day following the call date, provided that the call settlement date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. The calculation agent may postpone the call date -- and therefore the call settlement date -- if a market disruption event occurs or is continuing on a day that would otherwise be the call date. We describe market disruption events under "-- Consequences of Market Disruption Events" below.

Call Date

     The call date will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. If a market disruption event occurs, then the call date will be the first following trading day on which the calculation agent determines that a market disruption event is not continuing.

Call Price

     The Call Price will be as specified in the relevant pricing supplement.

Payment at Maturity

     At maturity, you will receive $1,000 cash for each $1,000 principal amount note, plus any accrued and unpaid interest unless, as determined by the Calculation Agent, the Final Reference Stock Price is less than the Barrier Price.

     If the Final Reference Stock Price is less than the Barrier Price, we will deliver to you a number of shares of the Reference Stock equal to the Physical Delivery Amount, calculated as described below, plus an amount in cash equal to the principal amount times the Buffer Amount, or at our election, the cash value thereof, which shall be equal to the Cash Delivery Amount, calculated as described below, plus an amount in cash equal to the principal amount times the Buffer Amount, subject to anti-dilution adjustment. You will also receive any accrued and unpaid interest.

Calculating the Physical Delivery Amount

     In order to determine the number of shares of the Reference Stock to be delivered for each $1,000 principal amount of notes we will divide $1,000 by the Initial Reference Stock Price.
                                                   $1,000
            Physical Delivery Amount = -----------------------------
                                       Initial Reference Stock Price

     Any fractional shares will be paid in cash, in an amount equal to that fraction multiplied by the Final Reference Stock Price. If we choose to deliver shares of the Reference Stock, we will notify the holder at least one business day before the valuation date; if we choose to deliver shares of the Reference Stock, we will deliver such shares of the Reference Stock except in the limited circumstances described under "-- Anti-dilution Adjustments" and "-- Consequences of Market Disruption Events" below.

     The cash or market price of the shares you receive in exchange for your notes at maturity likely will be less than 100% of the principal amount of your notes. We describe this risk under "Additional Risk Factors Specific to Your Notes -- Your Investment in the Notes May Result in a Loss" above.

Cash Delivery Amount

     At our election, instead of delivering to you shares of the Reference Stock equal to the Physical Delivery Amount, we may deliver to you the cash value thereof, or the Cash Delivery Amount.

Calculating the Cash Delivery Amount

     In order to determine the Cash Delivery Amount we will multiply the Final Reference Stock Price by the Physical Delivery Amount.

  Cash Delivery Amount = Final Reference Stock Price x Physical Delivery Amount

     The Final Reference Stock Price will be the closing price of one share of the Reference Stock on the valuation date or the arithmetic average of the closing prices of the Reference Stock on each of the valuation dates, or any other dates specified in the relevant pricing supplement, subject to anti-dilution adjustment. The Initial Reference Stock Price, which will be specified in the relevant pricing supplement, may be adjusted, with respect to both the amount and type of consideration, as a result of dilution events, as we describe under "-- Anti-dilution Adjustments" below.

     In these circumstances, the Cash Delivery Amount or the Physical Delivery Amount, as the case may be, represents Royal Bank of Canada's entire obligation with respect to repayment of principal on your notes.

Barrier Price

     The Barrier Price will be equal to the Buffer Level multiplied by the Initial Reference Stock Price.

          Barrier Price = Buffer Level x Initial Reference Stock Price

Buffer Level

     The Buffer Level will be expressed as a percentage of the Initial Reference Stock Price and be as specified in the relevant pricing supplement.

Buffer Amount

     The Buffer Amount will be equal to on minus the Buffer Level.

                        Buffer Amount = 1 - Buffer Level


Maturity Date

     The maturity date will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day. If the third trading day before the maturity date is not the valuation date described below, however, then the maturity date will be the third business day following the valuation date, provided that the maturity date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. The calculation agent may postpone the valuation date -- and therefore the maturity date -- if a market disruption event occurs or is continuing on a day that would otherwise be the valuation date. We describe market disruption events under "-- Special Calculation Provisions" below. No interest will accrue past the maturity date specified in the relevant pricing supplement.

Valuation Date

     Unless otherwise specified in the relevant pricing supplement, the valuation date will be the third trading day before the date specified as the maturity date in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that third prior trading day. If a market disruption event occurs, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event is not continuing. In no event, however, will the valuation date be later than the relevant specified maturity date or, if the relevant specified maturity date is not a business day, later than the first business day after the relevant specified date.

Consequences of Market Disruption Events

     If the calculation agent determines that, on the valuation date and/or, if the Automatic Call feature is specified in the relevant pricing supplement as being "Applicable," on the call date, a market disruption event has occurred or is continuing with respect to the Reference Stock, the valuation, and thus the determination of the Final Reference Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, may be postponed. If such a postponement occurs, the calculation agent will use the closing price of the Reference Stock on the first business day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Reference Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, be postponed by more than ten business days.

     If the determination of the Final Reference Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, is postponed to the last possible day, but a market disruption event for the Reference Stock occurs or is continuing on that day, that day will be the date on which the Final Reference Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Reference Stock Price and/or, if applicable, the closing price of the applicable Reference Stock, that would have prevailed in the absence of the market disruption event.

     Any of the following will be a market disruption event:

     o a suspension, absence or material limitation of trading in the Reference Stock for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

     o in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect.

     The  following events will not be market disruption events:

     o a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

     o    a decision to permanently discontinue trading in the Reference Stock.

Interest Payments

     Interest will accrue on the principal amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes, as modified by the pricing supplement. The interest payment dates will be those specified in the relevant pricing supplement. As long as your notes are in global form, the regular record date for each interest payment date will be the fifth preceding business day, unless otherwise specified in the relevant pricing supplement. If the maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the maturity date.

Anti-dilution Adjustments

     The Initial Reference Stock Price will be specified in the relevant pricing supplement. For notes linked to a Reference Stock that is an equity security, the calculation agent will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price if any of the dilution events described below occurs with respect to the Reference Stock.

     The calculation agent will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price as described below, but only if an event below under this "-- Anti-dilution Adjustments" section occurs with respect to the Reference Stock and only if the relevant event occurs during the period described under the applicable subsection. The Initial Reference Stock Price, the Barrier Price, and the Call Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Stock.

     If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Reference Stock Price, the Barrier Price, and the Call Price the calculation agent will adjust that Initial Reference Stock Price, the Barrier Price, and the Call Price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Initial Reference Stock Price, the Barrier Price, and the Call Price for the first event, the calculation agent will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price for the second event, applying the required adjustment to the Initial Reference Stock Price, the Barrier Price, and the Call Price as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

     A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

     If the Reference Stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price by dividing the prior Initial

Reference Stock Price -- that is, the Initial Reference Stock Price, the Barrier Price, and the Call Price before the stock split or stock dividend -- by the number equal to: (1) the number of shares of the Reference Stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately before the stock split or stock dividend becomes effective. The Initial Reference Stock Price, the Barrier Price, and the Call Price will not be adjusted, however, unless:

     o in the case of a stock split, the first day on which the Reference Stock trades without the right to receive the stock split occurs after the pricing date and on or before the valuation date on which the Reference Stock's individual stock return is calculated; or

     o in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the valuation date on which the Reference Stock's individual stock return is calculated.

     The ex-dividend date for any dividend or other distribution with respect to the Reference Stock is the first day on which the Reference Stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

     A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

     If the Reference Stock is subject to a reverse stock split, then the calculation agent will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price by multiplying the prior Initial Reference Stock Price, the Barrier Price, and the Call Price by a number equal to: (1) the number of shares of the Reference Stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Reference Stock outstanding immediately after the reverse stock split becomes effective. The Initial Reference Stock Price, the Barrier Price, and the Call Price will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the valuation date on which the Reference Stock's return is calculated.

Extraordinary Dividends

     Any distribution or dividend on the Reference Stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer's historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

     If any extraordinary dividend occurs with respect to the Reference Stock, the calculation agent will adjust the Initial Reference Stock Price, the Barrier Price, and the Call Price to equal the product of: (1) the prior Initial Reference Stock Price, the Barrier Price, and the Call Price, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Stock on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Stock on the business day before the ex-dividend date. The Initial Reference Stock Price, the Barrier Price, and the Call Price will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the valuation date on which the Reference Stock's return is calculated.

     The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Stock equals:

     o for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Stock; or

     o for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

     To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Reference Stock Price, the Barrier Price, and the Call Price only as described under "-- Stock Splits and Stock Dividends" above, "-- Transferable Rights and Warrants" below or "-- Reorganization Events" below, as the case may be, and not as described here.

Transferable Rights and Warrants

     If the issuer of the Reference Stock issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock at an exercise price per share that is less than the closing price of the Reference Stock on the business day before the ex-dividend date for the issuance, then the applicable Initial Reference Stock Price, the Barrier Price, and the Call Price will be adjusted by multiplying the prior Initial Reference Stock Price, the Barrier Price, and the Call Price by the following fraction:

     o the numerator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock that the aggregate offering price of the total number of shares of the Reference Stock so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

     o the denominator will be the number of shares of the Reference Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Reference Stock offered for subscription or purchase under those transferable rights or warrants.

     The Initial Reference Stock Price, the Barrier Price, and the Call Price will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the valuation date on which the Reference Stock's return is calculated.

Reorganization Events

     If the Reference Stock issuer undergoes a reorganization event in which property other than the Reference Stock--e.g., cash and securities of another issuer--is distributed in respect of the Reference Stock, then, for purposes of calculating the performance rate of the Reference Stock, the calculation agent will determine the closing price of the Reference Stock on the valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Stock.

     If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that Reference Stock.

     Each of the following is a reorganization event with respect to the Reference Stock:

     o    the Reference Stock is reclassified or changed;

     o the Reference Stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

     o a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

     o the Reference Stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

     o the Reference Stock issuer effects a spin-off--that is, issues to all holders of the Reference Stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

     o the Reference Stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

     o another entity completes a tender or exchange offer for all of the outstanding stock of the Reference Stock issuer.

Valuation of Distribution Property

     If a reorganization event occurs with respect to the Reference Stock, and the calculation agent does not substitute another stock for the Reference Stock as described in "-- Substitution" below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property -- whether it be cash, securities or other property -- distributed in the reorganization event in respect of one share of the Reference Stock, as the Reference Stock existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the valuation date on which the Reference Stock's return is calculated.

     For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

     If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Stock on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the Reference Stock were outstanding and were affected by the same kinds of events.

     For example, if the Reference Stock issuer merges into another company and each share of the Reference Stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the Reference Stock will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in "-- Anti-Dilution Adjustments" or as described above in this "-- Reorganization Events" section as if the common shares were the Reference Stock. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

     When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Stock or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the Reference Stock in respect of which the distribution is made.

     If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Stock as described above. Consequently, in this product prospectus supplement, when we refer to the Reference Stock, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Stock. Similarly, when we refer to the Reference Stock issuer, we mean any successor entity in a reorganization event.

Substitution

     If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the Reference Stock. In such case, the adjustments described above in "-- Valuation of Distribution Property" will not apply.

     If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Stock. For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

     The calculation agent will determine, in its sole discretion, the Initial Reference Stock Price, the Barrier Price and the Call Price and/or the manner of valuation of the substitute stock. The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Payment of Additional Amounts

     We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

      (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

      (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

      (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

            (a)   the due date for payment thereof, or

            (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

      (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

     For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

     We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and
(y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

     For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

     If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "-- Default Amount".

     For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities -- Modification and Waiver of the Debt Securities" and "-- Events of Default".

Default Amount

     The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

     o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest -- or, if there is only one, the only -- quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     o    no default quotation is obtained, or

     o every quotation of that kind obtained is objected to within five business days after the due date as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

     Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. The same will apply to any delivery of the Reference Stock that would otherwise be due on a day that is not a business day. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "-- Special Calculation Provisions" below.

Role of Calculation Agent

     The calculation agent will make all determinations regarding the Final Reference Stock Price, the exchange rate, anti-dilution adjustments, market disruption events, the default amount and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

     Please note that The Bank of New York Mellon is currently serving as the calculation agent for the buffered reverse convertible notes. We may change the calculation agent for your notes at any time without notice and The Bank of New York Mellon may resign as calculation agent at any time upon 60 days' written notice to Royal Bank of Canada.

Special Calculation Provisions

Business Day

     When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement. If the relevant pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining each interest payment date as well as the maturity date for your notes, all as described in this product prospectus supplement.

Trading Day

     When we refer to a trading day with respect to your notes, we mean a day on which the principal securities market for the Reference Stock is open for trading, unless otherwise specified in the relevant pricing supplement.

Closing Price

     The closing price for any security or ETF on any day will equal the closing sale price or last reported sale price, regular way, for the security or the ETF, on a per-share or other unit basis:

     o on the principal national securities exchange on which that security or ETF is listed for trading on that day, or

     o if that security or ETF is not listed on any national securities exchange, on the NASDAQ Global Market System on that day, or

     o if that security or ETF is not quoted on the NASDAQ Global Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security or ETF.

     If that security or ETF is not listed or traded as described above, then the closing price for that security or ETF on any day will be the average, as determined by the calculation agent, of the bid prices for the security or ETF obtained from as many dealers in that security or ETF selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

                       HYPOTHETICAL RETURNS ON YOUR NOTES

     The relevant pricing supplement may include a table or chart showing a hypothetical Cash Delivery Amount or Physical Delivery Amount that could be delivered for your notes at maturity, plus an amount in cash equal to the principal amount times the Buffer Amount, based on a range of hypothetical Final Reference Stock Prices and on various key assumptions shown in the relevant pricing supplement.

     Any table or chart showing hypothetical Cash Delivery Amounts or Physical Delivery Amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market prices of the Reference Stock on the valuation date could have on the Cash Delivery Amounts or Physical Delivery Amounts, as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The amounts listed in the relevant pricing supplement for this purpose will be entirely hypothetical. They will be based on market prices for the Reference Stock that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

     As calculated in the relevant pricing supplement, the hypothetical Cash Delivery Amounts or Physical Delivery Amounts, plus an amount in cash equal to the principal amount times the Buffer Amount, payable on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical Cash Delivery Amounts or Physical Delivery Amounts, in each case plus an amount in cash equal to the principal amount times the Buffer Amount, as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Reference Stock directly. Among other things, the financial return on the Reference Stock would not be limited by the principal amount of your notes and could include substantial dividend payments, which you will not receive as an investor in your notes, and an investment in the Reference Stock is likely to have tax consequences that are different from an investment in your notes.

     We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market price of the Reference Stock or, therefore, the Final Reference Stock Price or the Cash Delivery Amount or Physical Delivery Amount, in each case plus an amount in cash equal to the principal amount times the Buffer Amount, for your notes. Moreover, the assumptions we make in connection with any hypothetical information in the relevant pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the Cash Delivery Amount or Physical Delivery Amount, in each case plus an amount in cash equal to the principal amount times the Buffer Amount, that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Reference Stock.
--------------------------------------------------------------------------------

                           USE OF PROCEEDS AND HEDGING

     We will use the net proceeds we receive from the sale of the buffered reverse convertible notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

     In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Reference Stock and/or listed and/or over-the-counter derivative instruments linked to the Reference Stock prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

     o    acquire or dispose of the Reference Stock;

     o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Reference Stock; or

     o    any combination of the above two.

     We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

     We or our affiliates may close out our or their hedge on or before the valuation date. That step may involve sales or purchases of the Reference Stock or over-the-counter derivative instruments linked to the Reference Stock.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Reference Stock, or in Options or Other Derivative Products Limited to the Reference Stock May Adversely Affect the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this product prospectus supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                             REFERENCE STOCK ISSUER

     In the relevant pricing supplement, we will provide summary information on the business of the Reference Stock issuer (for notes linked to a Reference Stock that is an equity security) or on the ETF managed by the Reference Stock issuer (for notes linked to a Reference Stock that is an ETF) based on its publicly available documents.

Where Information About the Reference Stock Issuer Can Be Obtained

     For notes linked to a Reference Stock that is an equity security, the Reference Stock will be registered under the United States Securities Exchange Act of 1934, as amended ("Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission ("SEC") periodically. Such information is filed with the SEC and can be inspected and copied by you at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Reference Stock issuer with the SEC electronically is available to the public over the Internet at the SEC's website at http://www.sec.gov. Information filed with the SEC by the Reference Stock issuer under the Exchange Act can be located by referencing its SEC file number, which will be specified in the relevant pricing supplement. In addition, information about the Reference Stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any such information.

     For notes linked to a Reference Stock that is an ETF, the Reference Stock will be an investment fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, and with certain variations for timing mismatches, of an underlying equity securities index. While ETFs track the performance of an index, ETFs also trade as securities on stock exchanges. Examples of ETFs linked to equity security indices (but not necessarily the ETF that may comprise the Reference Stock of your notes) include iShares(R), SPDR and Vanguard ETFs. Information about the ETF that may comprise the Reference Stock of your notes will be provided in the relevant pricing supplement.

We Will Obtain the Information About the Reference Stock Issuer in the Relevant Pricing Supplement from the Reference Stock Issuer's Public Filings and We Will Neither Participate in the Preparation of Any of Those Documents nor Represent that those Documents Are Accurate or Complete

     The relevant pricing supplement will relate only to your notes and will not relate to the Reference Stock or other securities of the Reference Stock issuer. We will derive all information about the Reference Stock issuer in the relevant pricing supplement from the publicly available documents referred to in the preceding subsection. The Reference Stock issuer will not be involved with this offering in any way. Consequently, we have no ability to control the actions of the Reference Stock issuer, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity or, for notes linked to a Reference Stock that is an ETF, any changes in the policies concerning, among other things, the calculation or the composition of securities underlying the ETF. The Reference Stock issuer has no obligation to consider your interest as an investor in the notes in taking any actions that might affect them. We have no ability to control the public disclosure of these actions or any events or circumstances affecting them. Each note is an unsecured debt obligation of Royal Bank of Canada only and is not an obligation of the Reference Stock issuer. None of the money you pay for your notes will go to the Reference Stock issuer. The Reference Stock issuer may take actions that will adversely affect the market value of the note.

     We will not participate in the preparation of any of those documents or make any "due diligence" investigation or inquiry with respect to the Reference Stock issuer in connection with the offering of your notes. We will not make any representation that any publicly available document or any other publicly available information about the Reference Stock issuer is accurate or complete. Furthermore, we will not know whether all events occurring before the date of the relevant pricing supplement -- including events that would affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the Reference Stock and, therefore, the cash delivery amount -- have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the Reference Stock issuer could affect the value you will receive at maturity, or the extent to which your notes may be called and, therefore, the market value of your notes.

Neither we nor any of our affiliates will make any representation to you as to the performance of the Reference Stock.

     We or any of our affiliates may presently or from time to time engage in business with the Reference Stock issuer without regard to your interest, including extending loans to, or making equity investments in, the Reference Stock issuer or providing advisory services to the Reference Stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the Reference Stock issuer. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published or in the future may publish research reports with respect to the Reference Stock issuer or, for notes linked to a Reference Stock that is an ETF, research reports on the equity securities included in an index to which an ETF is linked. Any prospective purchaser of the notes should undertake an independent investigation of the Reference Stock issuer as in its judgment is appropriate to make an informed decision regarding an investment in the notes.

Historical Trading Price Information

     We may provide historical price information on the Reference Stock in the relevant pricing supplement. You should not take any such historical prices of the Reference Stock as an indication of the future performance. We cannot give you any assurance that the price of the Reference Stock will not decrease, thus preventing you from receiving an amount equal to the principal amount of your notes at maturity.

     Because the cash delivery amount on your notes is linked to the closing price of the Reference Stock on the valuation date and is to be determined under a formula that caps the rate of return on your notes, the principal of your notes is not protected and the rate of return on your notes may be less than that on the Reference Stock over a comparable period. See "Additional Risk Factors Specific to Your Notes -- Your Investment in the Notes May Result in a Loss" above for more information about this risk.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

     The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

     In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Product Prospectus Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

     This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

     Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the pricing supplement related thereto. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

     Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

     In the event that a note is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank (including pursuant to the Automatic
Call) or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

     Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

         SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following disclosure--including the opinion of Sullivan & Cromwell LLP -- has been prepared without regard to any particular note that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure, or the disclosure under "Tax Consequences - United States Taxation" in the Prospectus or "Certain Income Tax Consequences - United States Taxation" in the Prospectus Supplement, with regard to an investment in any particular note because it does not take into account the terms of any particular note or the tax consequences of investing in or holding any particular note unless the pricing supplement applicable to your notes indicates that you may so rely. Any note that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below. Consequently, any tax disclosure relevant to any note you may purchase will be set forth only in the pricing supplement relating to the notes, and, unless the pricing supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any note. In addition, this tax disclosure assumes the following for all notes issued off of this product supplement: (i) the Reference Stock will be stock of a U.S. corporation that is traded on a public exchange and is not a "United States real property holding corporation" as such term is defined in the Code); (ii) interest will be paid at least annually and at equal intervals; (iii) the Interest Payment (as defined in the relevant pricing supplement) will exceed the market rate for non-contingent debt with similar terms of the notes; and (iv) an investor in the notes will be subject to a significant risk that it will lose a significant amount of its investment in the notes. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

     The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

     The following section reflects the opinion of Sullivan & Cromwell LLP, counsel to Royal Bank with respect to the hypothetical notes described herein. Because the terms of an actual note have not yet been determined, the opinion of Sullivan & Cromwell LLP does not relate to any actual notes.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     The United States federal income tax treatment of the notes will depend on whether (i) the term of the notes exceeds one year, or (ii) the term of the notes will not exceed one year, without regard to the effect of an extension in the event of a market disruption event. Accordingly, we set forth a separate subsection for each of the situations described in the previous sentence. Whether the term of the notes exceeds one year or does not exceed one year will be determined using a day count convention that includes either the issue date of the notes or the maturity date of the notes, but not both the issue date and maturity date, in the term of the notes.

Where the term of the notes exceeds one year

General

     It would be reasonable to treat the notes as an investment unit consisting of (i) a non-contingent debt instrument issued by us to the holder (the "Debt Portion") and (ii) a put option with respect to the Reference Stock written by the holder and purchased by us (the "Put Option"). The terms of the notes require holders and us (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the notes for all tax purposes as an investment unit consisting of the Debt Portion and Put Option. By purchasing the notes, holders agree to these terms.

Treatment as an Investment Unit

     If the notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the notes would be treated as having been issued for the principal amount of the notes (if the holder is an initial purchaser) and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be included in income in accordance with the holder's regular method of accounting for interest for United States federal income tax purposes. Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, call or maturity of the notes, as discussed below. The terms of the notes require holders and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Debt Portion and the Put Option Payment (as defined in the relevant Pricing Supplement) as payment for the Put Option.

     If a holder were to receive a cash payment of the full principal amount of the notes upon the call or maturity of the notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if the holder is an initial purchaser of the notes) and (ii) the lapse of the Put Option which would likely result in the holder's recognition of short-term capital gain in an amount equal to the amount paid to the holder for the Put Option and deferred as described in the preceding paragraph. If a holder were to receive a cash payment upon the maturity of the notes (excluding cash received as a coupon) of less than the full principal amount of the notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would not result in the recognition of gain or loss if the holder is an initial purchaser of the notes) and (ii) the cash settlement of the Put Option pursuant to which the holder paid to us an amount equal to the excess of the principal amount of the notes over the amount that the holder received upon the maturity of the notes (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid for the Put Option and deferred as described in the preceding paragraph is greater than the amount that the holder is deemed to have paid to us to settle the Put Option, that holder will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid for the Put Option and deferred as described in the preceding paragraph is less than the amount the holder is deemed to have paid to us to settle the Put Option, that holder will likely recognize short-term capital loss in an amount that is equal to such difference.

     To the extent that instead of making a cash payment, we exchange the notes for shares of the Reference Stock of equivalent value, the receipt of such stock upon the maturity of the notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss to an initial purchaser of the notes) and (ii) the exercise by us of the Put Option and the holder's purchase of the shares of stock received for an amount equal to the principal amount of the notes minus an amount equal to the principal amount of the notes times the Buffer Amount. The United States federal income tax basis of the shares of stock received with respect to each note would equal the principal amount of the note less both (i) the amount of payments received for the Put Option and deferred as described in the second preceding paragraph and (ii) an amount, equal to the principal amount of the notes times the Buffer Amount. The holding period in the shares of stock received would begin the day the holder beneficially received such shares of stock. If a holder were to receive cash in lieu of a fractional share of stock, that holder will be treated as having received such fractional share and then having received cash in exchange for that fractional share. A holder generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

     Upon the sale of the notes, a holder would be required to apportion the value of the amount received between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. A holder would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) the holder's adjusted United States federal income tax basis in the Debt Portion (which would generally be equal to the principal amount of the notes if the holder is an initial purchaser of the notes). Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be long-term capital gain or loss if the holder's holding period is greater than one year. The amount of cash that a holder receives that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described in the third preceding paragraph) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of the notes is in excess of the amount that a holder receives upon such sale, such a holder would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish the holder's rights and obligations under the Put Option. In such a case, a holder would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium previously received in respect of the Put Option and the amount of the deemed payment made to extinguish the Put Option.

     In the case of a secondary purchaser of the notes, a holder would be required to allocate its purchase price for the notes between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If, however, the portion of the purchase price allocated to the Debt Portion is at a discount from, or is in excess of, the principal amount of the notes, a holder may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Market Discount" and "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Debt Securities Purchased at a Premium" with respect to the Debt Portion. The portion of the holder's purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts that are subsequently received with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss that would be recognized with respect to the Put Option or with respect to the sale of any Reference Stock that is received upon the exercise of the Put Option. If, however, the portion of the holder's purchase price allocated to the Debt Portion as described above is in excess of the holder's purchase price for the notes, that holder would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess.

Alternative Characterizations

     There is no judicial or administrative authority discussing how the notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate.

     For example, it is possible that the notes could be treated as a single debt instrument subject to the special tax rules governing contingent debt instruments. If the notes are so treated, holders would be required to accrue interest income over the term of the notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to those of the notes. Holders would recognize gain or loss upon the sale, call or maturity of such a note in an amount equal to the difference, if any, between the amount received at such time and the holder's adjusted basis in the notes. In general, a holder's adjusted basis in the notes would be equal to the amount paid for the notes, increased by the amount of interest that the holder previously accrued with respect to the notes and decreased by the amount of interest received by the holder with respect to the notes. Any gain that might be recognized upon the sale, call or maturity of the notes would be ordinary income and any loss recognized at such time would generally be ordinary loss to the extent of interest that had been included in income of the holder in the current or previous taxable years with respect to the notes, and thereafter would be capital loss.

     If the notes are treated as a contingent debt instrument and are acquired in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in treasury regulations governing contingent debt instruments. Accordingly, if the notes are purchased in the secondary market, holders should consult their tax advisors as to the possible application of such rules.

     Because of the absence of authority regarding the appropriate tax characterization of the notes, it is possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in tax consequences to a holder that are different from those described above. For example, it is possible that holders may be required to include the entire coupon into income when it is received. It is also possible that the notes may be characterized in whole or in part as a notional principal contract. Prospective holders should consult their tax advisors with respect to these and any other possible alternative characterizations of the notes.

     Where the term of the notes will not exceed one year without regard to the effect of an extension in the event of a market disruption event

General

     It would be reasonable to treat the notes as an investment unit consisting of (i) a non-contingent debt instrument subject to the rules governing short-term debt instruments (as described under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Original Issue Discount -- Short-Term Debt Securities" in the accompanying prospectus) issued by us (the "Debt Portion") and (ii) a put option with respect to the Reference Stock written by the holder and purchased by us (the "Put Option"). The terms of the notes require holders and us (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the notes for all tax purposes as an investment unit consisting of the Debt Portion and Put Option. By purchasing the notes, holders agree to these terms.

     Treatment as an Investment Unit

     If the notes are properly treated as an investment unit consisting of a Debt Portion and Put Option, it is likely that the Debt Portion of the notes would be treated as having been issued for the principal amount of the notes (if the holder is an initial purchaser) and that interest payments on the notes would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be subject to the rules governing short-term debt instruments. In general, an individual or other cash basis U.S. holder of a short-term debt instrument is not required to accrue original issue discount ("OID"), as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless that holder elects to do so (although it is possible that a holder may be required to include any stated interest in income as that holder receives stated interest). However, accrual basis taxpayers, taxpayers in a special class, including, but not limited to, regulated investment companies, common trust funds and a certain types of pass-through entities, and cash basis taxpayers who so elect are to accrue OID on short-term debt instruments on either a straight-line basis or under the constant-yield method, based on daily compounding. Holders who are not required to and do not elect to include OID in income currently will generally recognize ordinary income upon the sale or retirement of a short-term note to the extent of the accrued OID, which will be determined on a straight-line basis unless the holder makes an election to accrue the OID under the constant-yield method through the date of sale or retirement. However, a holder that is not required and does not elect to accrue OID on its short-term notes will be required to defer deductions for interest on borrowings allocable to the holder's short-term notes in an amount not exceeding the deferred income until the deferred income is realized. In determining the amount of OID subject to these rules, a holder must include all interest payments on a short-term note (such interest payments not including amounts attributable to payments on the Put Option), including stated interest, in its short-term note's stated redemption price at maturity. For additional information regarding the treatment of interest payments on short-term notes, please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Original Issue Discount -- Short-Term Debt Securities" in the accompanying prospectus.

     Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, call or maturity of the notes, as discussed below. The terms of the notes require holders and us to treat the Interest Payment (as defined in the relevant pricing supplement) as payment of interest on the Debt Portion and the Put Option Payment (as defined in the relevant Pricing Supplement) as payment for the Put Option.

     If a holder were to receive a cash payment of the full principal amount of the notes upon the call or maturity of the notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion and
(ii) the lapse of the Put Option which would likely result in the holder's recognition of short-term capital gain in an amount equal to the amount paid to the holder for the Put Option and deferred as described in the preceding paragraph. If a holder were to receive a cash payment upon the maturity of the notes (excluding cash received as a coupon) of less than the full principal amount of the notes, such payment would likely be treated as (i) payment in full of the principal amount of the Debt Portion and (ii) the cash settlement of the Put Option pursuant to which the holder paid to us an amount equal to the excess of the principal amount of the notes over the amount that the holder received upon the maturity of the notes (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid for the Put Option and deferred as described in the preceding paragraph is greater than the amount that the holder is deemed to have paid to us to settle the Put Option, that holder will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid for the Put Option and deferred as described in the preceding paragraph is less than the amount the holder is deemed to have paid to us to settle the Put Option, that holder will likely recognize short-term capital loss in an amount that is equal to such difference.

     To the extent that instead of making a cash payment, we exchange the notes for shares of the Reference Stock of equivalent value, the receipt of such stock upon the maturity of the notes would likely be treated as (i) payment in full of the principal amount of the Debt Portion (which would likely not result in the recognition of gain or loss to an initial purchaser of the notes) and (ii) the exercise by us of the Put Option and the holder's purchase of the shares of stock received for an amount equal to the principal amount of the notes minus an amount equal to the principal amount of the notes times the Buffer Amount. The United States federal income tax basis of the shares of stock received with respect to each note would equal the principal amount of the note less both (i) the amount of payments received for the Put Option and deferred as described in the second preceding paragraph and (ii) an amount equal to the principal amount of the notes times the Buffer Amount. The holding period in the shares of stock received would begin the day the holder beneficially received such shares of stock. If a holder were to receive cash in lieu of a fractional share of stock, that holder will be treated as having received such fractional share and then having received cash in exchange for that fractional share. A holder generally will recognize short-term capital gain or loss based on the difference between the amount of cash received in lieu of the fractional share and the United States federal income tax basis allocated to such fractional share.

     Upon the sale of the notes, a holder would be required to apportion the value of the amount received between the Debt Portion and Put Option on the basis of the values thereof on the date of the sale. A holder would recognize gain or loss with respect to the Debt Portion in an amount equal to the difference between (i) the amount apportioned to the Debt Portion and (ii) the holder's adjusted United States federal income tax basis in the Debt Portion. Except to the extent attributable to accrued but unpaid interest with respect to the Debt Portion, such gain or loss would be short-term capital gain or loss. The adjusted basis of a cash basis taxpayer that is not in a special class of taxpayers (that special class including, for example, cash basis taxpayers that elect to accrue interest currently) in the notes should generally be the purchase price of the notes. The adjusted basis of an accrual basis holder or a cash basis taxpayer that elects to accrue interest currently in the notes should generally be the purchase price of the notes increased by the amount of accrued interest and decreased by any interest that is paid in respect of the Debt Portion. The amount of cash that a holder receives that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described in the third preceding paragraph) would be treated as short-term capital gain. If the value of the Debt Portion on the date of the sale of the notes is in excess of the amount that a holder receives upon such sale, such a holder would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish the holder's rights and obligations under the Put Option. In such a case, a holder would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium previously received in respect of the Put Option and the amount of the deemed payment made to extinguish the Put Option.

     In the case of a secondary purchaser of the notes, a holder would be required to allocate its purchase price for the notes between the Debt Portion and Put Option based on the respective fair market values of each on the date of purchase. If, however, the portion of the purchase price allocated to the Debt Portion is in excess of the principal amount of the notes, a holder may be subject to the amortizable bond premium rules described in the accompanying prospectus under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Debt Securities Purchased at a Premium" with respect to the Debt Portion. If the portion of the purchase price allocated to the Debt Portion is at a discount from the principal amount of the notes, special market discount rules applicable to short-term debt instruments may apply. Prospective secondary purchasers of the notes should consult their tax advisors with respect to the possible application of the market discount rules. The portion of the purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts that are subsequently received with respect to the Put Option (including amounts received upon a sale of the notes that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss that would be recognized with respect to the Put Option or with respect to the sale of any Reference Stock that is received upon the exercise of the Put Option. If, however, the portion of the holder's purchase price allocated to the Debt Portion as described above is in excess of the holder's purchase price for the notes, that holder would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described in the fourth preceding paragraph) in an amount equal to such excess.

Alternative Characterizations

     There is no judicial or administrative authority discussing how the notes should be treated for United States federal income tax purposes. Therefore, other treatments would also be reasonable and the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, it is possible that the notes could be treated as a single contingent short-term debt instrument as described in "Tax Consequences United States Taxation -- U.S. Holders" in the accompanying prospectus. Were the notes so characterized, the notes would generally be subject to the rules concerning short-term debt instruments as described under the heading "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Original Issue Discount -- Short-Term Debt Securities" therein. It is also possible that holders may be required to include the entire coupon into income when it is received. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes, and holders should accordingly consult their tax advisors about this potential alternative treatment. Further, it is conceivable that the notes could be characterized in whole or in part as a notional principal contract. In addition, if the term of the notes may exceed one year in the event of a market disruption event, the notes may be treated as notes with a term in excess of one year. In such case, the notes would be subject to the rules described under "Where the term of the notes exceeds one year" above. Prospective holders should consult their tax advisors with respect to these and any other possible alternative characterizations of the notes.

Backup Withholding and Information Reporting

     Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the buffered reverse convertible notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the buffered reverse convertible notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the buffered reverse convertible notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the buffered reverse convertible notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the buffered reverse convertible notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the buffered reverse convertible notes and the transactions contemplated with respect to the buffered reverse convertible notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the buffered reverse convertible notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     With respect to each buffered reverse convertible note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation, RBC Dain Rauscher Inc. or another of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

     To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This product prospectus supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this product prospectus supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                       Buffered Reverse Convertible Notes



                                December 1, 2008